                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities

                    Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant  [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
     [_] Preliminary Proxy Statement        [_] Confidential, For Use of the

     [X] Definitive Proxy Statement             Commission Only (as permitted by

     [_] Definitive Additional Materials        Rule 14a-6(e)(2)

     [_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               FILM ROMAN, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X]  No Fee Required

     [_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-
          11.

     (1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2)  Aggregate number of securities to which transactions applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     (5)  Total fee paid:

--------------------------------------------------------------------------------
     [_]  Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------
     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

--------------------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement no.:

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     (3)  Filing party:

--------------------------------------------------------------------------------
     (4)  Date filed:

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

                                FILM ROMAN, INC.
                                  ___________

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            To Be Held June 16, 1999
                                  ___________
TO OUR STOCKHOLDERS:

     Notice is hereby given that the 1999 Annual Meeting of Stockholders of Film Roman, Inc. ("Film Roman" or the "Company") will be held at the Sheraton Universal Hotel, 333 Universal Terrace Parkway, Universal City, California, 91608, on June 16, 1999 at 10:30 a.m., Pacific Daylight Savings time. The Annual Meeting is being held for the following purposes:

     1. To elect three Class III directors of the Company, to hold office for three years and until their respective successors are duly elected. The persons nominated by the Board of Directors of the Company (Mr. Dixon Q. Dern, Mr. James M. McNamara and Mr. Daniel D. Villanueva) are described in the accompanying Proxy Statement;

     2. To approve a Second Amendment to the Company's 1996 Stock Option Plan, as amended, to increase the maximum number of shares of Common Stock that may be issued pursuant to awards granted under the plan from 1,750,000 shares to 2,100,000 shares;

     3. To approve the Company's 1999 Non-Employee Directors Stock Option Plan; and

     4. To transact such other business as may properly come before the Annual Meeting or any of its adjournments or postponements.

     Only stockholders of record of the Common Stock of the Company at the close of business on April 20, 1999 are entitled to notice of, and to vote at, the Annual Meeting and any of its adjournments or postponements.

     All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to mark, sign and return the enclosed Proxy as promptly as possible in the postage prepaid envelope enclosed for that purpose. Any stockholder of record attending the Annual Meeting may vote in person, even though he or she has returned a Proxy.

                              BY ORDER OF THE BOARD OF DIRECTORS


                              /s/ Dixon Q. Dern

                              Dixon Q. Dern
                              Secretary

North Hollywood, California

May 17, 1999

IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE. IF YOU ARE A STOCKHOLDER OF RECORD AND DO ATTEND THE MEETING, YOU MAY, IF YOU PREFER, REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                                FILM ROMAN, INC.
                      12020 Chandler Boulevard, Suite 200
                           North Hollywood, CA 91607
                                ________________

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                            To Be Held June 16, 1999

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Film Roman, Inc., a Delaware corporation ("Film Roman" or the "Company"), for use at the 1999 Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Sheraton Universal Hotel, 333 Universal Terrace Parkway, Universal City, California, 91608, on June 16, 1999 at 10:30 a.m., and at any of its adjournments or postponements, for the purposes set forth herein and in the attached Notice of Annual Meeting of Stockholders. Accompanying this Proxy Statement is the Board of Directors' Proxy for the Annual Meeting, which you may use to indicate your vote on the proposals described in this Proxy Statement.

     At the Annual Meeting, the stockholders of the Company will vote upon (i) the election of three Class III directors for a term of three years; (ii) a Second Amendment to the Company's 1996 Stock Option Plan, as amended, increasing the maximum number of shares of Common Stock that may be issued pursuant to awards granted under the plan from 1,750,000 shares to 2,100,000 shares; (iii) the approval of the Company's 1999 Non-Employee Directors Stock Option Plan; and
(iv) such other business, if any, as may properly come before the Annual Meeting or any of its adjournments or postponements.

     All Proxies which are properly completed, signed and returned to the Company prior to the Annual Meeting, and which have not been revoked, will, unless otherwise directed by the stockholder, be voted in accordance with the recommendations of the Board of Directors set forth in this Proxy Statement. A stockholder may revoke his or her Proxy at any time before it is voted either by filing with the Secretary of the Company, at its principal executive offices, a written notice of revocation or a duly executed proxy bearing a later date, or, with respect to stockholders of record, by attending the Annual Meeting and expressing a desire to vote his or her shares in person.

     The close of business on April 20, 1999 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements of the Annual Meeting. At the record date, 8,524,190 shares of Common Stock, par value $.01 per share (the
"Common Stock"), were outstanding.   The Common Stock is the only outstanding
class of capital stock of the Company entitled to vote at the Annual Meeting. A stockholder is entitled to cast one vote for each share held of record on the record date on all matters to be considered at the Annual Meeting. The presence at the Annual Meeting, in person or by proxy, of a majority of the shares of the Common Stock issued and outstanding on April 20, 1999, will constitute a quorum.

      Abstentions and broker non-votes will be included in the number of shares present at the Annual Meeting for the purpose of determining the presence of a quorum. Abstentions will be counted toward the tabulation of votes cast on proposals submitted to stockholders and will have the same effect as negative votes, while broker non-votes will not be counted either as votes cast for or against such matters. The Class III director nominees shall be elected by a plurality of the votes of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. The amendment of the 1996 Stock Option Plan will require the affirmative vote of a majority of the shares of Common Stock present or represented and voting on this matter at the Annual Meeting (which shares voting affirmatively also constitute at least a majority of the required quorum). The approval of the 1999 Non-Employee Directors Stock Option Plan will require the affirmative vote of a majority of the shares of Common Stock present or represented and voting on this matter at the Annual Meeting (which shares voting affirmatively also constitute at least a majority of the required quorum).

     A copy of the Company's 1998 Annual Report to Stockholders and this Proxy Statement and the accompanying Proxy will be mailed to stockholders on or about May 17, 1999.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

     The Bylaws of the Company, as amended to date, provide that the Board of Directors shall consist of no fewer than six and no more than nine directors, with the number to be set by resolution of the Board of Directors. The Board of Directors currently consists of seven directors.

     The Board is divided into three classes serving staggered terms of three years each. At each annual meeting of stockholders, directors constituting one class are elected, each for a three-year term. The current terms of the Class III directors expire at the Annual Meeting, the terms of the two Class I directors expire at the annual meeting of stockholders in 2000 and the terms of the two Class II directors expire at the annual meeting of stockholders in 2001. Pursuant to the Company's Bylaws and the Delaware General Corporation Law ("DGCL"), a vacancy on the Board may be filled by the remaining directors. The Board has appointed James M. McNamara to fill the position on the Board vacated by Phil Roman and has nominated Dixon Q. Dern, James M. McNamara and Daniel D. Villanueva for election as Class III directors.

     Unless otherwise instructed, the Proxy holders will vote the Proxies received by them for the nominees named below. If any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting or any of its postponements or adjournments, the Proxies will be voted for such other nominee(s) as shall be designated by the current Board of Directors to fill any vacancy. The Company has no reason to believe that any nominee will be unable or unwilling to serve if elected as a director.

     The Board of Directors proposes the election of the following nominees as directors:

                         Dixon Q. Dern
                         James M. McNamara
                         Daniel D. Villanueva

     If elected, each nominee is expected to serve until the 2002 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified.

The Board of Directors unanimously recommends a vote "FOR" the election of the Nominees listed above.

Information with Respect to Nominees and Continuing Directors

     The following table sets forth certain information with respect to the nominees for director and the continuing directors of the Company as of March 31, 1999:

                                    Year First
                                    Elected or
                                    Appointed
      Name:                   Age    Director                  Principal Occupation
      -----                   ---   ----------                 --------------------
Nominees:

Dixon Q. Dern                  70      1995      Mr. Dern has been a director of Film Roman since August
                                                 1995.  Mr. Dern has practiced entertainment law for over 40 years and currently owns and operates his own private practice which specializes in entertainment, copyright and
                                                 communications law.

Daniel D. Villanueva (1)       61      1998      Mr. Villanueva was appointed to the Board of Directors in
                                                 April 1998.  From July 1994 to the present, Mr. Villanueva has been an officer, director and principal stockholder of the corporate general partner of Bastion Partners, which is the general partner of Bastion Capital Fund, L.P. ("Bastion"), an investment fund.  Since 1990, Mr. Villanueva has also been
                                                 Chairman of Bastion Capital Corp., which manages the affairs of Bastion pursuant to a management agreement.  Mr.
                                                 Villanueva has over 25 years of experience as an executive in television, having served in various capacities at Univision
                                                 Communications, Inc., a Spanish-language television
                                                 broadcast company, or its predecessor from 1964 to 1990.  Mr.
                                                 Villanueva is also is a trustee of Metropolitan West Group of mutual funds.

James M. McNamara              45      1999      Mr. McNamara has been a director of Film Roman since
                                                 February 1999.  Since June 1998, Mr. McNamara has been an
                                                 investor/entrepreneur focused on new media and international broadcasting.  From April 1996 to June 1998, Mr. McNamara
                                                 was President of Universal Television Enterprises, where his responsibilities included domestic syndication first-run
                                                 programming and international sales.  Prior to that time, from
                                                 1991 through 1995, Mr. McNamara served as Chief Executive
                                                 Officer of New World Entertainment.  Between 1991 and
                                                 1995, Mr. McNamara served in various capacities, including
                                                 President of New World International.  Mr. McNamara is
                                                 currently a director of Scandinavian Broadcasting Systems,
                                                 S.A.  In addition, Mr. McNamara currently serves as a director of United American Broadcasting and GRB Entertainment,
                                                 both private companies.

                                    Year First
                                    Elected or
                                    Appointed
      Name:                   Age    Director                  Principal Occupation
      -----                   ---   ----------                 --------------------
Continuing Directors:

David B. Pritchard             51      1997      Mr. Pritchard joined the Company in September 1997 as
                                                 President and Chief Executive Officer.  In 1996, Mr. Pritchard
                                                 founded Little Fish, Inc., where he developed and produced programming for Columbia TriStar, TNT and HBO until
                                                 joining Film Roman.  In 1990, Mr. Pritchard founded Popular
                                                 Arts Entertainment which produced and developed numerous
                                                 projects for A&E, HBO, Comedy Central, as well as providing entertainment news coverage for many different network
                                                 shows.  Prior to Mr. Pritchard's founding of Popular Arts, he served as a Vice President of Corporate Affairs at HBO in
                                                 New York.

Robert J. Cresci (2)           55      1995      Mr. Cresci has been a director of the Company since August
                                                 1995 and has been a Managing Director of Pecks Management
                                                 Partners Ltd., an investment management firm, since
                                                 September 1990.  Mr. Cresci currently serves on the board of directors of Bridgeport Machines, Inc., a manufacturer and distributor of cutting machine tools and accessories, EIS
                                                 International, Inc., a manufacturer of telephone call processing systems, Sepracor, Inc., a pharmaceutical research company,
                                                 Arcadia Financial, Ltd., an automobile loan servicer, Hitox,
                                                 Inc., a manufacturer of paint and plastic components, Aviva
                                                 Petroleum, Ltd., an oil and gas developer, Quest Education
                                                 Corporation, a postsecondary school operator, Castle Dental
                                                 Centers, Inc., a manager of dental networks, Candlewood
                                                 Hotel Co., Inc., a developer and manager of hotels, SeraCare,
                                                 Inc., a manufacturer of medical diagnostic products, and
                                                 several private companies.

Dennis W. Draper (1)           50      1995      Dr. Draper has been a director of Film Roman since August
                                                 1995.   He holds a Ph.D. in Business from Stanford University
                                                 and has been an Associate Professor of Finance at the
                                                 University of Southern California's School of Business since
                                                 1977.  Dr. Draper also serves as trustee of the First Choice
                                                 Funds.

Peter Mainstain (2)            50      1995      Mr. Mainstain has been a director of Film Roman since August
                                                 1995.  He is a certified public accountant as well as an officer and shareholder of Tanner, Mainstain, Hoffer & Peyrot, an
                                                 accountancy corporation, where he has been employed since
                                                 1976.

______________________
(1)  Member of the Compensation Committee
(2)  Member of the Audit Committee

Board Meetings and Committees

     The Board of Directors held six meetings and acted one additional time by unanimous written consent during fiscal 1998. No director attended less than 75% of all the meetings of the Board of Directors and those committees on which he served in fiscal 1998.

     The Board of Directors has an Audit Committee. During fiscal 1998, the Audit Committee consisted of Messrs. Cresci and Mainstain. Mr. Cresci chaired the Audit Committee during this time. Beginning April 29, 1999, the Audit Committee consists of Peter Mainstain, Chair, Robert Cresci and Daniel Villanueva. As directed by the Board, the function of the Audit Committee includes reviewing, monitoring and making recommendations to the Board with respect to: (a) the policies and procedures of the Company and management in maintaining the Company's books and records and furnishing necessary information to the Company's independent auditors, (b) the adequacy and implementation of the Company's internal accounting controls, (c) the adequacy and competency of the accounting related personnel, (d) the audit reports submitted by the independent auditors and taking such action in respect of such reports as the Audit Committee deems appropriate and (e) annually recommending the engagement of the Company's independent public accountants as auditors of the books, records and accounts of the Company. One meeting of the Audit Committee was held during fiscal 1998.

Compensation Committee

     During fiscal 1998, the Compensation Committee of the Board of Directors was comprised of Dr. Draper and Mr. Villanueva. Dr. Draper chaired the Compensation Committee during this time. Beginning April 29, 1999, the Compensation Committee consists of Mr. McNamara, Chair, Dr. Draper and Mr. Villanueva. As directed by the Board of Directors, the functions of the Compensation Committee include ensuring that the officers and management personnel of the Company are compensated in terms of salaries, supplemental compensation and benefits which are internally equitable and externally competitive, and administering the 1996 Stock Option Plan. During fiscal 1998, the Compensation Committee held one meeting.

Compensation of Directors

     For the year ended December 31, 1998, all non-employee directors received $6,000 as compensation for serving on the Board of Directors, $500 for attendance at each meeting of the Board of Directors and $250 for attendance at each meeting of a committee of the Board of Directors. Beginning in fiscal 1999, all non-employee directors will receive $6,000 per year as compensation for serving on the Board of Directors, $1,000 for attendance at each meeting of the Board of Directors and $500 for attendance at each meeting of a committee of the Board of Directors. If the stockholders approve Proposal No. 3, each non-employee director will receive an annual grant of an option to purchase 5,000 shares of Common Stock on the date of the Company's annual meeting of stockholders.

                         COMPENSATION COMMITTEE REPORT

Compensation Committee Interlocks and Insider Participation

     As of the date of the Compensation Committee Report, April 28, 1999, the Compensation Committee of the Board of Directors was comprised of Dr. Draper and Mr. Villanueva. Dr. Draper chaired the Compensation Committee during fiscal 1998. No executive officer of the Company either served in 1998 or now serves as a member of the Board of Directors or compensation committee of any entity which has one or more executive officers who serve on the Board or are members of the Compensation Committee.

Report on Annual Compensation of Executive Officers

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended (the "Securities Act") or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Compensation Committee Report on Executive Compensation and the Stock Performance Graph on page 13 shall not be incorporated by reference into any such filings.

                                   * * * * *

     The Compensation Committee of the Board of Directors serves as an advisory committee to the Board and is responsible for reviewing the compensation of the senior management team and for making recommendations regarding compensation.

     Compensation Philosophy

     The Compensation Committee's philosophy is to provide sufficient compensation to attract, motivate and retain skilled management while linking that compensation to corporate performance and increases in stockholder wealth where possible. With the assistance of the Chief Executive Officer, the Compensation Committee determines the compensation of the executive officers based on its evaluation of the Company's overall performance, primarily based on the Company's operating performance compared with the Company's operating plan, and the current market for executives. The Compensation Committee also considers various qualitative factors such as the extent to which the executive officer has contributed to forming a strong management team, the growth and development of proprietary and fee-for-services programming and other factors which the Compensation Committee believes are indicative of the Company's ongoing ability to achieve its long-term growth and profit objectives. With respect to each executive, the Compensation Committee focuses on that individual executive's area of responsibility and his or her contribution toward achieving corporate objectives.

     Compensation Program

     Consistent with achieving the Company's long-term objectives, executive compensation packages are generally comprised of two components - base compensation and stock options. The base compensation portion of the compensation package is determined by considering such factors as breadth of responsibility, areas of expertise and experience, and comparable compensation in the industry. As is the custom in the industry, most of the senior management team is under some form of employment contract with the Company. The stock option incentive portion of the compensation package has been implemented through the Company's Stock Option Plan. Each member of the senior management team has been granted options which are intended to provide each individual with a strong economic interest in the appreciation of the stock price. The Stock Option Plan permits the Board of Directors to grant options to other key employees to provide similar incentives. A number of key employees have been granted such options. While the Compensation Committee might consider performance bonuses in the event of exceptional contributions to enhance corporate performance, no such consideration was made in 1998.

     The 1998 base salary for Mr. Roman, former Chairman, was $325,000. In connection with Mr. Roman's resignation, Mr. Roman, the Company and Film Roman California, a California corporation and a wholly-owned subsidiary of the Company, entered into an agreement pursuant to which the Company and Film Roman California remain obligated to pay Mr. Roman a discounted amount of his base salary in varying installments through August 6, 2000. Mr. Pritchard, the Company's President and Chief Executive Officer has a base salary of $300,000. On January 5, 1998, Mr. Pritchard received a grant of options to purchase 194,011 shares of Common Stock at an exercise price of $1.50 per share. Additionally, on December 17, 1998, Mr. Pritchard received a grant of options to purchase 125,000 shares of Common Stock at an exercise price of $1.438 per share. In September 1998, Mr. Shpall was hired as the Company's Chief Operating Officer with a base salary of $275,000 during his first year of employment and $300,000 during his second year of employment. As further consideration, Mr. Shpall received a grant of options to purchase 200,000 shares of Common Stock at an exercise price of $1.438 per share, exercisable in various installments over two years, depending on whether Mr. Shpall remains an employee of the Company during such time. During 1998, the employment agreement for Mr. Vein, an Executive Vice President of the Company, was amended and its terms extended for an additional two years. From January 1, 1998 through August 2, 1998, Mr. Vein had a base salary of $225,000. Pursuant to Mr. Vein's amended employment agreement, his 1998 base salary was increased as of August 3, 1998 to $235,000.

     To the extent readily determinable and as one of the factors in its consideration, the Compensation Committee considers the anticipated tax treatment to the Company and to its executives of various payments and benefits. Some types of compensation payments and their deductibility depend upon the timing of an executive's vesting or exercise of previously granted rights, qualification of the Compensation Committee and other reasons. Further, interpretations of and changes in the tax laws and other factors beyond the Compensation Committee's control also affect the deductibility of compensation. For these and other reasons, the Compensation Committee will not necessarily limit executive compensation to that amount deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended. The Compensation Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

     Stock Option Exchange Program

     In June 1998, the Board of Directors reviewed the stock options issued to certain employees of the Company which had an exercise price higher than the market price of the Company's Common Stock and concluded that such options were not providing the desired incentive. In response, the Board of Directors approved a program (the "Exchange Program") under which certain employees were offered the opportunity to exchange unexercised stock options previously granted at exercises price ranging from $8.00 to $10.00 per share, on a one-for-one basis, for new stock options with an exercise price of $1.438 per share, and a new vesting schedule whereby 20% of the options vest on September 1 of each year over the course of five years from the date of exchange. Those Named Executive Officers given the opportunity to exchange their stock options are shown in the table entitled "10-Year Option/SAR Repricings" on page 11.


April 28, 1999
                              BY THE COMPENSATION COMMITTEE

                                    Dennis W. Draper, Chairman
                                    Daniel D. Villanueva

                             EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth, as to the Chief Executive Officer and each of the other four most highly compensated officers whose compensation exceeded $100,000 during the last fiscal year (the "Named Executive Officers"), information concerning all compensation paid for services to the Company in all capacities during the last three fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                                       Long Term
                                                                                     Compensation
                                                                                     ------------
                                                                                       Number of
                                        Fiscal Year        Annual Compensation        Securities
                                          Ended          ---------------------        Underlying         All Other
     Name and Principal Position       December 31,       Salary        Bonus         Options (1)      Compensation (2)
     ---------------------------       ------------      --------      -------        -------          ------------
Phil Roman (3).......................      1998          $325,000     $       -               -           $ 2,000
 Former Chairman                           1997           325,000             -               -             2,000
                                           1996           331,250             -         125,000            57,851

David B. Pritchard...................      1998          $311,539     $       -         319,011           $     -
 President and Chief                       1997            86,539 (4)         -         388,023                 -
 Executive Officer

William A. Shpall....................      1998          $ 63,462 (5)         -         200,000           $ 1,250
 Chief Operating Officer

Jon F. Vein..........................      1998          $229,039     $       -         177,500 (6)       $ 2,000
 Executive Vice President,                 1997           218,861             -               -             2,000
 Business and Legal Affairs                1996           158,424             -               -             2,055

Gregory S. Arsenault.................      1998          $176,479     $       -          73,750 (7)       $ 2,000
 Senior Vice President,                    1997           174,420             -               -             2,000
 Finance and Administration                1996           159,110             -               -             2,064

______________________
(1) The securities underlying the options are shares of Common Stock. For a description of the terms pertaining to such options and other information relating thereto, see "Proposal No. 2: Approval of Proposal to Amend the 1996 Stock Option Plan" and "Employment Contracts."
(2) Represents contributions pursuant to the Company's 401(k) profit sharing plan for each individual listed in the table. On behalf of Mr. Roman in 1996, the Company contributed (i) $2,375 to the Company's 401(k) profit sharing plan; (ii) $10,088 in automobile insurance, service and lease payments (iii) $26,500 in life insurance premiums and (iv) payments for personal travel and accounting services which accounted for the remainder of Mr. Roman's other annual compensation.
(3) Mr. Roman resigned from his position with the Company as of February 5, 1999.
(4) Mr. Pritchard began employment with the Company in September 1997 and his annual base salary for his first year of employment was $300,000.
(5) Mr. Shpall began employment with the Company in September 1998 and his annual base salary for his first year of employment was $275,000.
(6) Includes options to acquire 75,000 shares issued in December 1998, the replacement of options to acquire 62,500 shares that were previously granted to Mr. Vein and canceled pursuant to the Exchange Program and options to acquire 40,000 shares issued simultaneously with such replacement.

(7) Includes options to acquire 30,000 shares issued in connection with Mr. Arsenault's amended Employment Agreement and the replacement of options to acquire 43,750 shares that were previously granted to Mr. Arsenault and canceled pursuant to the Exchange Program.


401(k) Profit Sharing Plan

     The Company has a defined contribution 401(k) Profit Sharing Plan which covers substantially all of its employees. The plan became effective on January 1, 1991 and was amended effective January 1, 1992. Under the terms of the plan, employees can elect to defer up to 15% of their wages, subject to certain Internal Revenue Service limitations, by making voluntary contributions to the plan. Additionally, the Company, at the discretion of management, can elect to match up to 100% of the voluntary contributions made by its employees. For the years ended December 31, 1996, 1997 and 1998, the Company contributed $104,923, $120,431 and $125,818, respectively, to the plan on behalf of its employees.

Option Grants in Last Fiscal Year

     The following table sets forth certain information regarding grants of stock options made to the Named Executive Officers during the year ended December 31, 1998, including information as to the potential realizable value of such options at assumed annual rates of stock price appreciation for the 10-year option terms.

                                                                                                   Potential Realizable
                                                                                                     Value at Assumed
                                                                                                   Annual Rates of Stock
                                                                                                    Price Appreciation
                                                 Individual Option Grant                            For Option Term (1)
                                   -----------------------------------------------------------     ---------------------
                                                        Percent of
                                   Number of              Total
                                     Shares              Options
                                   Underlying           Granted to      Exercise
Name and                             Options             Employees        Price     Expiration
Principal Position                 Granted (2)         In Period (3)    Per Share      Date            5%         10%
------------------                 -----------         -------------    ---------   ----------     ---------    --------
David B. Pritchard
   President and Chief               194,011                             $ 1.50        1/4/08       $182,370    $463,686
   Executive Officer........         125,000               24.6%         $1.438      12/16/08       $112,750    $286,500
William A.  Shpall
   Chief Operating
   Officer..................         200,000              15.43%         $1.438       6/15/08       $180,400    $458,400
Jon F. Vein
   Executive Vice President,
   Business and Legal                102,500(5)                          $1.438       6/16/08       $ 92,455    $234,930
   Affairs..................          75,000              13.69%         $1.438      12/16/08       $ 67,650    $171,900
Gregory S. Arsenault
   Senior Vice President,
   Finance and                        43,750(6)                          $1.438       6/16/08       $ 39,463    $100,275
   Administration...........          30,000               5.69%         $1.438      12/16/08       $ 27,060    $ 68,760

____________

(1) The potential realizable value assumes a rate of annual compound stock price appreciation of 5% and 10% from the date the option was granted over the full option term. These assumed annual compound rates of stock price appreciation are mandated by the rules of the SEC and do not represent the Company's estimate or projection of future Common Stock prices.
(2) The securities underlying the options are shares of Common Stock. For a description of the terms pertaining to such options and other information relating thereto, see "Proposal No. 2 -- Proposal to Amend the 1996 Stock Option Plan" and "Employment Contracts."
(3) Options covering an aggregate of 1,296,511 shares were granted to eligible persons during the fiscal year ended December 31, 1998.

(4) Mr. Roman resigned from his position with the Company effective February 5, 1999.
(5) Includes replacement of options to acquire 62,500 shares as of June 17, 1998 under the Exchange Program.
(6) Represents replacement of options to acquire 43,750 shares as of June 17, 1998 under the Exchange Program.


Stock Options Held at Fiscal Year End

     The following table sets forth, for each of the Named Executive Officers, certain information regarding the number of shares of Common Stock underlying stock options held at fiscal year end and the value of options held at fiscal year end based upon the last reported sales price of the Common Stock on the Nasdaq Stock Market's National Market on December 31, 1998 ($1-9/16 per share). No stock options were exercised by any Named Executive Officer during fiscal 1998.

                    AGGREGATED FISCAL YEAR-END OPTION VALUES

                                 Number of Securities
                                Underlying Unexercised         Value of Unexercised
                                      Options at               in-the-Money Options
                                  December 31, 1998          at December 31, 1998 (1)
                            ----------------------------   ----------------------------
Name                        Exercisable    Unexercisable   Exercisable    Unexercisable
----                        -----------    -------------   -----------    -------------
Phil Roman (2).........        50,000               0        $     0         $     0
David B. Pritchard.....       270,507         436,737         18,594           9,094
William A. Shpall......       100,000         100,000         12,450          12,450
Jon F. Vein............        58,000         119,500          7,221          14,878
Gregory S. Arsenault...        14,750          59,000          1,836           7,346

(1) Amounts represent the difference between the aggregated exercise price of unexercised options and the $1-9/16 closing sale price of the Common Stock on the Nasdaq National Market on December 31, 1998.

(2) Mr. Roman resigned from his position with the Company effective February 5, 1999.

                         STOCK OPTION EXCHANGE PROGRAM

  The following table provides information concerning the Exchange Program, including (i) the name and position of each Named Executive Officer who participated in the Exchange Program, (ii) the date of the repricing, (iii) the number of securities underlying repriced options, (iv) the per share market price of the underlying security at the time of the repricing, (v) the original exercise price of the canceled option at the time of the repricing, (vi) the per share exercise price of the repriced option received in exchange for the existing option and (vii) the original option term remaining at the date of repricing.

                         TEN YEAR OPTION/SAR REPRICINGS

                                                     Securities                                                        Length of
                                                     underlying                           Exercise                  original option
                                                     number of         Market price        price                    term remaining
                                                    options/SARs     of stock at time    at time of        New        at date of
                                                    repriced or       of repricing or   repricing or     exercise    repricing or
           Name                       Date          amended (#)        amendment ($)    amendment($)     price ($)    amendment
           ----                       ----          -----------        -------------    ------------     ---------    ---------
Gregory S. Arsenault                 6/17/98          43,750              $1.438           $10.00         $1.438       8 years
  Senior Vice President,
  Finance and Administration

Jon F. Vein                          6/17/98          62,500              $1.438           $10.00         $1.438       8 years
  Executive Vice President,
  Business and Legal Affairs

Employment Contracts

  Film Roman, Inc., a California corporation and a wholly-owned subsidiary of the Company ("Film Roman California") has entered into the following employment agreements with the Named Executive Officers:

  Mr. Roman.  On August 7, 1995, Mr. Roman and Film Roman California entered
  ---------
into an employment agreement pursuant to which Mr. Roman served as Chairman of the Board for a base salary equal to $325,000 per year. Mr. Roman's employment agreement was scheduled to expire on August 6, 2000. On February 5, 1999, Mr. Roman, the Company and Film Roman California entered into a Termination, Settlement & Release Agreement (the "Settlement Agreement"), pursuant to which Mr. Roman tendered his resignation as an officer, director, chairman of the board of directors and employee of the Company and/or any subsidiary thereof. Pursuant to the Settlement Agreement, the Company and Film Roman California (i) paid Mr. Roman's base salary on a discounted basis through January 31, 1999;
(ii) agreed to pay $482,386 in seven installments from February 1999 to July 1999 and (iii) agreed to pay the costs of Mr. Roman's COBRA coverage for a period of 18 months following the termination date of his medical benefits. In addition, the Company and Film Roman California agreed to pay Mr. Roman's accrued vacation pay and further agreed to assign to Mr. Roman the rights to three properties which were in development during the term of his employment. See "Certain Transactions."

  Mr. Pritchard.  On August 22, 1997, Mr. Pritchard and Film Roman California
  -------------
entered into an agreement summarizing the terms of Mr. Pritchard's employment by the Company as its President and Chief Executive Officer.

The initial term of Mr. Pritchard's employment commenced on September 15, 1997 and expires on September 14, 1999; however, Film Roman California has three consecutive annual options to extend the term for additional 12-month periods. Film Roman California intends to exercise its option to extend the term for one year. Mr. Pritchard's salary is $300,000 per year for the first two years, with increases for each option term. Film Roman California is entitled to terminate Mr. Pritchard's agreement "for cause," (e.g., conviction of a felony or a crime involving moral turpitude or the commission of any other act involving willful malfeasance with respect to Film Roman California, failure to adhere to the Board-approved business plan, or any other material breach of the agreement). In the event of termination "without cause," Mr. Pritchard shall be entitled to continue to receive his compensation, subject to Film Roman California's right to fully mitigate all salary obligations. Pursuant to the terms of Mr. Pritchard's agreement, Film Roman California granted him options to purchase 388,023 shares of the Company's Common Stock under the Stock Option Plan in August 1997 and options for an additional 194,011 shares of the Company's Common Stock in January 1998. In December 1998, Mr. Pritchard was granted an option to purchase an additional 125,000 shares of the Company's Common Stock.

  Mr. Shpall.  Effective September 30, 1998, Mr. Shpall and Film Roman
  ----------
California entered into an employment agreement that will expire on September
29, 2000.    Pursuant to the terms of the agreement, Mr. Shpall serves as the
Company's Chief Operating Officer, and Film Roman California will pay Mr. Shpall an annual base salary equal to $275,000 during his first year of employment and $300,000 during his second year of employment. Film Roman California is entitled to terminate Mr. Shpall's agreement "for cause," (e.g., conviction of a felony or plea of no contest to any felony for which vicarious liability could be imposed on Film Roman California, as well as fraud, gross negligence or any other material breach of the agreement). In the event of termination "without cause" during the term of his employment, Mr. Shpall shall be entitled to receive the salary that would have been payable to him during the remainder of such term. Mr. Shpall is entitled to terminate the agreement if Film Roman California requires him to report to anyone other than its Chief Executive Officer, if Film Roman California materially breaches the agreement or within 90 days following a change in control. Pursuant to the terms of Mr. Shpall's agreement, Mr. Shpall received an option to purchase a total of 200,000 shares of the Company's Common Stock.

  Mr. Vein.  Effective August 4, 1997, Mr. Vein and Film Roman California
  --------
entered into an employment agreement, which was amended on June 25, 1998 and which will expire on August 2, 2000 (the "Amended Employment Agreement"). Pursuant to the terms of the Amended Employment Agreement, Mr. Vein now serves as an Executive Vice President of the Company, and Film Roman California will pay Mr. Vein an annual base salary of $235,000 through August 2, 1999 and $250,000 from August 3, 1999 through August 2, 2000. Film Roman California is entitled to terminate Mr. Vein's employment upon his death or disability, "for cause" (e.g., commission of a felony or crime involving moral turpitude, gross negligence or material breach of his employment agreement) or "without cause" (reasons other than for his death or for cause). In the event of termination "without cause"during the term of his employment, Mr. Vein shall be entitled to receive a pro-rated amount of any accrued bonus and unpaid retirement benefits and all remaining salary that would have been payable to him during the remainder of the term.

  Under the employment agreement, Mr. Vein is entitled to receive bonuses with respect to the project entitled "There Goes the Neighborhood," which is subject to a development-production agreement between the Company and Universal Pictures. Under Mr. Vein's original employment agreement, he received options to purchase a total of 62,500 shares of the Company's Common Stock at an exercise price of $10.00 per share. In June 1998, Mr. Vein surrendered these options and received options to acquire 62,500 new shares with an exercise price of $1.438 per share and also received an additional option to acquire 40,000 shares at $1.438 per share.

  Film Roman California and Mr. Vein have agreed to terminate his current employment agreement and are currently renegotiating the terms of the new employment agreement.

  Mr. Arsenault.  On January 2, 1996, Mr. Arsenault and Film Roman California
  -------------
entered into an employment agreement. This agreement was amended on December 17, 1998, and extended through December 31, 1999. Pursuant to the terms of the agreement, Mr. Arsenault serves as the Company's Senior Vice President - Finance and Administration and Film Roman California will pay Mr. Arsenault a base salary equal to $233,333 during the remaining term of employment. Film Roman California can terminate Mr. Arsenault's agreement upon his death or disability, "for cause" (e.g., commission of a felony, gross negligence or material breach of his employment agreement) or "without cause" (reasons other than for his death or disability or for cause). In the event of termination "without cause" during any term of his employment, Mr. Arsenault shall be entitled to receive a pro-rated amount of any accrued bonus and all remaining salary that would have been payable to him during the remainder of such term. Pursuant to the terms of Mr. Arsenault's agreement, he received options to purchase 43,750 shares of the Company's Common Stock at an exercise price of $10.00 per share. In June 1998, Mr. Arsenault surrendered these options and received options to acquire 43,750 new shares with an exercise price of $1.438 per share. In connection with the amended employment agreement, Mr. Arsenault received options to acquire 30,000 shares of stock at an exercise price of $1.438 per share.


                               PERFORMANCE GRAPH

  The following graph sets forth the percentage change in cumulative total stockholder return of the Company's Common Stock during the period from October 1, 1996 (the date the Company's initial public offering commenced) to December 31, 1998, compared with (a) the Standard & Poor's 500 Composite Index ("S&P 500 Index") and (b) the Standard & Poor's Entertainment Index ("S&P Entertainment Index"). The graph assumes that $100 was invested on October 1, 1996 in stock or
on September 30, 1996 in index and assumes reinvestment of dividends.   The
stock price performance on the following graph is not necessarily indicative of future stock price performance.


                     COMPARISON OF CUMULATIVE RETURN AMONG
                      FILM ROMAN, INC., THE S&P 500 INDEX
                        AND THE S&P ENTERTAINMENT INDEX

                                                       Cumulative Total Return
                        ---------------------------------------------------------------------------------------
                        10/1/96   12/96     3/97     6/97     9/97    12/97     3/98     6/98     9/98    12/98
FILM ROMAN, INC.          100       76       20       18       21       17       16       15       14       16
S & P 500                 100      108      111      131      140      144      165      170      153      186
S & P ENTERTAINMENT       100      104      110      119      125      152      171      182      159      206

                               OTHER INFORMATION

Security Ownership of Certain Beneficial Owners and Management

  The following table sets forth as of April 20, 1999 certain information relating to the ownership of the Common Stock by (i) each person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of the Company's Common Stock, (ii) each of the Company's directors,
(iii) each of the Named Executive Officers, and (iv) all of the Company's executive officers and directors as a group. Except as may be indicated in the footnotes to the table and subject to applicable community property laws, each such person has the sole voting and investment power with respect to the shares owned.

                                                          Number of Shares of
                                                              Common Stock
                   Name and Address                      Beneficially Owned (1)       Percent (1)
                   ----------------                      ----------------------       -----------
Austin W. Marxe (2)...................................          576,200                  6.8%
David M. Greenhouse (2)...............................          576,200                  6.8%
Special Situations Fund III, L.P. (2).................          440,200                  5.2%
MGP Advisers Limited Partnership (2)..................          440,200                  5.2%
Pecks Management Partners Ltd. (3)....................        1,193,971                 14.0%
Phil Roman (4)........................................        3,130,050                 36.5%
David B. Pritchard (5)(6).............................          270,507                  3.1%
William A. Shpall (5)(7)..............................          100,000                  1.2%
Jon F. Vein (5)(8)....................................           58,500                   *
Gregory S. Arsenault (5)(9)...........................           14,750                   *
Robert J. Cresci (10).................................        1,223,971                 14.3%
Dixon Q. Dern (11)....................................           45,100                   *
Dennis W. Draper (12).................................           45,500                   *
Peter Mainstain (13)..................................           52,500                   *
Daniel D. Villanueva (14).............................           25,000                   *
James M. McNamara (15)................................          275,000                  3.2%
All directors and executive officers as a group (10
 persons) (16)........................................        2,110,828                 23.0%

___________
*   Less than one percent.
(1) Under Rule 13d-3 of the Exchange Act, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of Common Stock actually outstanding at April 20, 1999.
(2) Based on Schedule 13G filed on February 9, 1999 by Special Situations Fund III, L.P. ("SSF"), MGP Advisers Limited Partnership ("MGP"), Special Situations Cayman Fund, L.P. (the "Cayman Fund"), AWM Investment Company, Inc. ("AWM"), Austin W. Marxe and David M. Greenhouse. SSF, MGP, the Cayman Fund and AWM have sole power to vote or direct the vote and to dispose or to direct the disposition of securities which are beneficially owned by Austin
    W. Marxe and David M. Greenhouse by virtue of being Executive Officers of AWM, the Investment Adviser to the Cayman Fund. Mr. Marxe and Mr. Greenhouse are also the principal owners of MGP and AWM. The mailing address for SSF, MGP and AWM is 153 East 53rd Street, New York, New York 10022. The mailing address for the Cayman Fund is c/o CIBC Bank and Trust Company (Cayman) Limited, CIBC Bank Building, P.O. Box 694, Grand Cayman, Cayman Islands, British West Indies.
(3) Based on information received from Pecks Management Partners Ltd. Pecks Management Partners Ltd. has sole voting power and sole dispositive power with respect to all 1,193,971 shares. The mailing address for Pecks Management Partners Ltd. is One Rockefeller Plaza, New York, NY 10020.
(4) Includes (i) 50,000 shares of Common Stock which may be acquired upon exercise of employee stock options which will become exercisable within 60 days of April 20, 1999; and (ii) 1,300 shares of Common Stock held by Mr. Roman's spouse for which Mr. Roman disclaims beneficial ownership. The mailing address for Mr. Roman is c/o Phil Roman Entertainment, 4040 Vineland Avenue, Suite 205, Studio City, CA 91604.
(5) The mailing address for such person is: c/o Film Roman, Inc., 12020 Chandler Boulevard, Suite 200, North Hollywood, California 91607.
(6) Represents 270,507 shares of Common Stock which may be acquired upon exercise of employee stock options which are currently exercisable.
(7) Represents 100,000 shares of Common Stock which may be acquired upon exercise of employee stock options which are currently exercisable.
(8) Includes 58,000 shares of Common Stock which may be acquired upon exercise of employee stock options which are currently exercisable.
(9) Includes 14,750 shares of Common Stock which may be acquired upon exercise of employee stock options which are currently exercisable.
(10) Includes 1,193,971 shares held by pension trusts and a pension fund which are managed by Pecks Management Partners Ltd. and for which Mr. Cresci disclaims beneficial ownership and 30,000 shares of Common Stock which may be acquired upon exercise of stock options which are currently exercisable. The mailing address for Mr. Cresci is c/o Pecks Management Partners Ltd., One Rockefeller Plaza, New York, New York 10020.
(11) Includes 45,000 shares of Common Stock which may be acquired upon exercise of stock options which are currently exercisable. The mailing address for Mr. Dern is 1901 Avenue of the Stars, Suite 400, Los Angeles, California 90067.
(12) Includes 45,000 shares of Common Stock which may be acquired upon exercise of stock options which are currently exercisable. The mailing address for Dr. Draper is c/o The University of Southern California Business School, University Park, Los Angeles, California 90089.
(13) Includes 45,000 shares of Common Stock which may be acquired upon exercise of stock options which are currently exercisable. The mailing address for Mr. Mainstain is c/o Tanner, Mainstain, Hoffer & Peyrot, 10866 Wilshire Boulevard, 10th Floor, Los Angeles, California 90024.

(14) Represents 25,000 shares of Common Stock which may be acquired upon exercise of stock options which are currently exercisable. The mailing address for Mr. Villanueva is c/o Bastion Capital Corporation, 1999 Avenue of the Stars, Suite 2960, Los Angeles, California 90067.
(15) Includes 25,000 shares of Common Stock which may be acquired upon exercise of stock options which are currently exercisable. The mailing address for Mr. McNamara is 2049 Century Park East, Suite 2450, Los Angeles, California 90067.
(16) Includes 658,257 shares of Common Stock which may be acquired upon exercise of stock options which are currently exercisable.

                                PROPOSAL NO. 2
                 PROPOSAL TO AMEND THE 1996 STOCK OPTION PLAN

General

     The 1996 Stock Option Plan of Film Roman, Inc. (the "Stock Option Plan")
was adopted by the Board and approved by the sole stockholder in 1996.   On June
16, 1998, the Company's stockholders approved an amendment to the Stock Option Plan increasing the number of shares of Common Stock that may be issued or sold under the Stock Option Plan from 1,227,695 to 1,750,000 shares (no more than 325,000 of which may be issued or sold to non-employee directors) and increasing the maximum number of shares of Common Stock with respect to which options may be granted to any single participant under the Stock Option Plan during any calendar year from 400,000 to 700,000 shares.

     In February 1999, the Board approved a Second Amendment to the Stock Option Plan to increase the number of shares of Common Stock that may be issued or sold under the Stock Option Plan from 1,750,000 to 2,100,000 shares (no more than 325,000 of which may be issued or sold to non-employee directors). The text of this amendment is set forth as Annex A to this Proxy Statement. Pursuant to the
                               -------
Stock Option Plan, in order for such amendment to be effective, the Company's stockholders must approve it. Additionally, in order for any options granted under the Stock Option Plan or any shares of Common Stock issued pursuant to the exercise of such options not to be considered compensation pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the Company's stockholders must approve the Stock Option Plan, as amended.

     Under the Stock Option Plan, as currently in effect, 1,750,000 shares of Common Stock are authorized for issuance upon the exercise of options, all of which have been granted. The Board believes that in order to continue to provide an incentive to secure and retain key employees of outstanding ability and to provide added incentives to those employees responsible for the success of the Company, additional shares should be made available under the Stock Option Plan. In order to continue the Company's goal of using options as incentives to secure and retain key employees of outstanding ability, the Board has approved an amendment to the Stock Option Plan that would increase by 350,000 the number of shares of Common Stock available for issuance under the Stock Option Plan.

     The Stock Option Plan currently requires the Board to solicit stockholder approval prior to it or the Compensation Committee increasing the number of shares of Common Stock that may be issued or sold under the Stock Option Plan. The Board believes that it is in the best interests of the Company and the Company's stockholders to increase the number of shares of Common Stock that may be issued or sold under the Stock Option Plan.

Description of the Stock Option Plan

     The principal features of the Stock Option plan are summarized below, but the summary is qualified in its entirety by reference to the Stock Option Plan. The Stock Option Plan (excluding the amendment described in this Proposal) is filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1997 which is incorporated herein by reference.

     Administration.  The Stock Option Plan is administered by the Board or the
     --------------
Compensation Committee (to the extent the Board delegates to the Compensation Committee the authority to administer the Stock Option Plan). With respect to
(i) the participation in the Stock Option Plan of employees subject to the reporting requirements of Section 16 of the Exchange Act and (ii) any grant of options intended not to be included as "applicable employee remuneration" pursuant to the exception in Section 162(m)(4)(C) of the Code, the Compensation Committee shall consist of at least two or more directors, all of whom are both "non-employee directors" within the meaning of paragraph (b)(3)(i) of Rule 16b-3 under the Exchange Act and an "outside director" within the meaning of Section 162(m)(4)(C)(i) of the Code and Treasury Regulation Section 1.162-27(e)(3)(i). The Compensation Committee has complete discretion to determine which eligible individuals are to receive option grants, the number of shares subject to each such grant, the status of any granted option as either an incentive stock option or a non-qualified stock option under the federal tax laws, the exercise price of the options granted (subject to the limitations contained in the Stock Option Plan) and the period during which the right to exercise an option vests, in whole or in part.

     Both Dr. Draper and Mr. Villanueva qualify as "non-employee directors" under the Exchange Act and as "outside directors" under the Code. Accordingly, the Board has delegated the administration of the Stock Option Plan with respect to options to be granted to employees and consultants to the Compensation Committee. However, the Board retains administration of the Stock Option Plan with respect to options to be granted to non-employee directors.

     Eligibility.  All regular salaried employees of the Company and/or any of
     -----------
its subsidiaries (as defined in Section 424(f) of the Code) may, at the discretion of the Compensation Committee, be granted incentive and non-qualified stock options to purchase shares of Common Stock at an exercise price of not less than 100% of the fair market value of such shares on the grant date. Consultants of the Company are not eligible to receive incentive stock options, but are eligible to receive non-qualified stock options.

     Purchase Price of Shares Subject to Options.  The price of the shares of
     -------------------------------------------
Common Stock subject to each option shall be set by the Compensation Committee; provided, however, that the price per share of an incentive stock option shall be not less than 100% of the fair market value of one such share on the date such option is granted; provided, further, that, the price per share of an incentive stock option shall not be less than 110% of the fair market value of one such share on the date such option is granted in the case of an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries.

     Non-Assignability.  Options may be transferred only by will, by the laws of
     -----------------
descent and distribution or pursuant to a domestic relations order. During a participant's lifetime, options are exercisable only by the participant.

     Terms and Exercisability of Options.  Each option shall be exercisable in
     -----------------------------------
such installments during the period prior to its expiration date as the Board or Compensation Committee shall determine. The optionee has no stockholder rights with respect to the shares issuable upon exercise of such options until certificates representing such shares have been issued and delivered. No shares shall be issued and delivered unless and until, in the opinion of counsel for the Company, there has been full compliance with or exception from any applicable registration requirements under the Act, any listing requirements of any national securities exchange on which the Common Stock is then listed, and any other requirements of law or regulatory bodies with jurisdiction over such issuance and delivery.

     The aggregate fair market value of the Common Stock for which "incentive stock options" (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) granted to any optionee under the Stock Option Plan may by their terms first become exercisable during any calendar year shall not exceed $100,000, determining fair market value as of the date each respective option is granted. The rule set forth in the preceding sentence shall be applied by taking options into account in the order in which they were granted.

     Options are exercisable in whole or in part by written notice to the Company, specifying the number of shares being purchased and accompanied by payment of the purchase price for such shares. The option price may be paid: (i) in cash or by certified cashier's check payable to the order of the Company,
(ii) by cancellation of indebtedness owed by the Company to the optionee, (iii) by delivery of shares of Common Stock of the Company already owned by, and in the possession of, the optionee, (iv) if authorized by the Board or the Committee or if specified in the option agreement for the option being exercised, by a recourse promissory note made by the optionee in favor of the Company or through installment payments to the Company, (v) in whole or in part, through the surrender of shares of Common Stock then issuable upon exercise of the option having fair market value on the date of option exercise equal to the aggregate exercise price of the option or exercised portion, (vi) by any combination thereof, or (vii) in such other manner as the Board or the Compensation Committee may specify in order to facilitate the exercise of options by the holders thereof, including, but not limited to, a guarantee by the Company of a third party loan to the optionee.

     Withholding Tax.  Upon (i) an optionee's disposition of shares of Common
     ---------------
Stock acquired pursuant to the exercise of an incentive stock option within two years of the grant of such option or within one year after the exercise of such option or (ii) an optionee's exercise of a non-qualified stock option (or an incentive stock option treated as a non-qualified stock option), the Company has the right to require such optionee to pay to the Company the amount of any taxes which the Company shall be required to withhold with respect thereto.

     Termination of Employment; Death or Permanent Disability.  If a holder of
     --------------------------------------------------------
an option ceases to be employed by the Company for any reason other than for cause or the optionee's death or permanent disability, such optionee's stock options shall expire three months following the month of such cessation of employment unless by their terms they expire sooner. If an optionee dies or becomes permanently disabled while the optionee is employed by the Company, such optionee's options shall expire three months (or such other period as specified in such optionee's option agreement) after the date of such cessation of employment unless by their terms they expire sooner. During such period after death, such stock options may, to the extent they remain unexercised upon the date of such death, be exercised by the person or persons to whom the optionee's rights under such stock option are transferred by will or under the laws of descent and distribution. If an optionee is terminated for cause, all options shall terminate on the date of cessation of employment unless by their terms they expire sooner.

     Acceleration of Exercisability.  In the event the Company is acquired by
     ------------------------------
merger, consolidation or asset sale, each outstanding option which is not to be assumed by the successor corporation or replaced with a comparable option to purchase shares of the capital stock of the successor corporation will, at the election of the Board (or if so provided in an option or other agreement with an optionee), automatically accelerate in full.

     Adjustments.  In the event any change is made to the Common Stock issuable
     -----------
under the Stock Option Plan by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock dividend, stock split, or combination of shares, appropriate adjustments will be made to the number and kind of shares (and the purchase price for such shares) for the purchase of which options may be granted; provided, however that any such adjustment in
                              --------  -------
outstanding options shall be made such that each optionee shall be entitled to receive that number of shares which such optionee would have been entitled to receive pursuant to such option if such option had been exercised immediately prior to such reorganization, merger, consolidation, recapitalization, stock split, stock dividend or combination of shares; and provided, further, that any such adjustment in the outstanding options shall be made without change to the aggregate purchase price applicable to the unexercised portion of the option, but with a corresponding adjustment in the purchase price for each share covered by the option.

     Amendments to the Stock Option Plan.  The Board or Compensation Committee
     -----------------------------------
at any time may suspend or terminate the Stock Option Plan. The Board or Compensation Committee at any time may also amend or revise the terms of the Stock Option Plan, provided that no such amendment or revision shall, unless appropriate stockholder approval of such amendment or revision is obtained, (i) increase the maximum number of shares which may be acquired pursuant to options granted under the Stock Option Plan (except for adjustments as described in the foregoing paragraph), (ii) change the classes of persons eligible to receive options under the Stock Option Plan or (iii) make any other change that requires stockholder approval under applicable law, regulation, or Nasdaq or stock exchange rule.

     Termination.  The Stock Option Plan will terminate on July 1, 2006, unless
     -----------
sooner terminated by the Board.


Securities Laws and Federal Income Taxes

     Securities Laws.   The Stock Option Plan is intended to conform to the
extent necessary with all provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated by the SEC thereunder, including without limitation Rule 16b-3. The Stock Option Plan will be administered, and options will be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Stock Option Plan and options granted thereunder shall be deemed amended to the extent necessary to conform to such rules and regulations.

     General Federal Tax Consequences. The following summary of the material federal income tax consequences to the Company is based on current law, is for general information only and is not tax advice.

     Section 162(m) Limitation.  Subject to a limited number of exceptions,
     -------------------------
Section 162(m) of the Code ("Section 162(m)") denies a deduction to a publicly held corporation for payments of remuneration to certain employees to the extent the employee's remuneration for the taxable year exceeds $1,000,000. For this purpose, remuneration attributable to stock options is included within the $1,000,000 limitation. However, to the extent that the remuneration is payable solely on account of the attainment of one or more performance goals and certain other procedural requirements are met, then such remuneration is not subject to the $1,000,000 limitation.

     The Company has attempted to structure the Stock Option Plan in such a manner that the remuneration attributable to the stock options will not be subject to the $1,000,000 limitation. The Company has not, however, requested a ruling from the Internal Revenue Service or an opinion of counsel regarding this issue.

     Non-Qualified Stock Options.  Subject to the limitations set forth in
     ---------------------------
Section 162(m) and discussed above, the Company is entitled to deduct from its taxable income the amount that the participant is required to include in ordinary income at the time of such inclusion.

     Incentive Stock Options.  The Company is not entitled to any deduction on
     -----------------------
account of the grant of the incentive stock options or the participant's exercise of the option to acquire Common Stock. However, in the event of a subsequent disqualifying disposition of such shares of Common Stock acquired pursuant to the exercise of an incentive stock option under circumstances resulting in taxable compensation to the participant, subject to the limitations set forth in Code Section 162(m) and discussed above, the Company is entitled to a tax deduction equal to the amount treated as taxable compensation to the participant.

Stockholder Approval

     Stockholder approval of the Stock Option Plan, as amended, is required (i) under Section 162(m) to have options granted under the Stock Option Plan, as amended, qualify as performance based compensation, and (ii) under the rules of the Nasdaq National Market for listing the shares of Common Stock reserved under the Stock Option Plan, as amended. Approval of Proposal 2 requires the affirmative vote of the holders of a majority of the Company's outstanding shares of Common Stock represented and entitled to vote at the meeting.

The Board of Directors unanimously recommends a vote "FOR" the approval of the Second Amendment to the 1996 Stock Option Plan as set forth in Proposal No. 2.

                                PROPOSAL NO. 3

     PROPOSAL TO APPROVE THE 1999 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

     The Company's 1999 Non-Employee Directors Stock Option Plan was adopted by the Board of Directors on February 26, 1999, subject to stockholder approval (the "Plan"). The text of the Plan is set forth as Annex B to this Proxy
                                                    -------
Statement. The following is a summary of the principal features of the Plan and does not purport to be complete. Stockholders are urged to read the Plan in its entirety. This summary is subject to and qualified in its entirety by reference to Annex B.
   -------

Purpose.  The Board adopted the Plan because the Board believes the Plan is
-------
important to the long-term success of the Company for the Company to be able to obtain and keep independent directors with superior abilities and experience and to provide incentives to such independent directors to encourage the highest level of performance. The Plan seeks to achieve these goals by providing independent directors with non-statutory stock options. The grant of stock options motivates high levels of performance and is valuable in recruiting and retaining independent directors who are in great demand. Approving the Plan will enable the Company to continue to realize the benefits of granting stock-based compensation to its independent directors. The approval of the Plan by the Company's stockholders is necessary to provide automatic annual grants of stock options to the Company's independent directors.

Shares Subject to the Plan.  Upon approval of this Proposal by the stockholders,
--------------------------
there will be a total of 100,000 shares of Common Stock authorized for option grants under the Plan. The authorized shares issuable in connection with the Plan are subject to adjustment in the event of stock splits, stock dividends and other situations. If any option granted under the Plan expires or terminates for any reason without having been exercised in full, then the unpurchased shares subject to that option will once again be available for additional option grants under the Plan.

Participants.  The Plan provides for formula option grants to directors who are
------------
not currently officers or employees of the Company. Employee directors are not eligible to participate in the Plan. Upon the initial election or appointment to the Board of any person who is not then a current employee or officer of the Company, (each such person, an "Optionee"), the Committee shall grant to such Optionee, at the first meeting of the Committee following the date of such election or appointment and with an effective date of grant as of the date of the first meeting of the Board of Directors attended by the Optionee after his or her appointment or election, a ten year option to purchase 25,000 shares of Common Stock. The Committee shall grant to each Optionee who is then serving on the Board, with an effective date of grant as of the date of each annual meeting of the Company's stockholders commencing on the date of the annual meeting for the fiscal year ending December 31, 1999 (or any special meeting in lieu of an annual meeting), a ten year option to purchase 5,000 shares of Common Stock.
The grants made pursuant to the Plan constitute the only grants under the Plan permitted to be made to Optionees, unless the Optionee is expressly made eligible for additional grants by a resolution of the Board.

Administration.  The Plan will be administered by the Board or, at the Board's
--------------
discretion, a committee of the Board, provided the timing and exercise price of options and the number of shares subject to each option shall be determined by the express terms of the Plan.

Pricing of Options.  The exercise price of each option shall be equal to 100% of
------------------
the fair market value of the shares on the date each option is granted. The exercise price is payable (a) in United States dollars in cash or by check, (b) in whole or in part in shares of Common Stock of the Company already owned by the exercising party or (c) subject to the approval of the Plan administrator, in shares subject to the option being exercised, valued at fair market value.

Stockholder Rights.  An Optionee shall have no dividend rights, voting rights or
-------------------
other rights as a stockholder with respect to any Common Stock covered by his or her option prior to the issuance of a stock certificate for such shares following the exercise of such option. No adjustment shall be made for cash dividends or other similar rights for which the record date is prior to the date when such certificate is issued.

Restrictions on Transfer.  Unless the option agreement otherwise provides, each
------------------------
option is transferable only by will or the laws of descent and distribution and shall only be exercisable by the participant during his or her lifetime.

Amendment or Termination of the Plan. The Board may, at any time and for any
------------------------------------
reason, amend or terminate the Plan; provided, neither the Plan nor any option agreement entered into pursuant to the Plan may be amended to reprice, or be terminated to effect the repricing of, an outstanding option, except as provided in the Plan. The Board must obtain stockholder approval in order to (i) increase the maximum number of shares for which options may be granted under the Plan, (ii) materially modify the eligibility requirements to participate in the Plan, (iii) materially increase benefits to option holders, and (iv) amend the Plan in any manner which would cause the Plan to cease to comply with Exchange Act Rule 16b-3. The termination of the Plan, or any amendment thereof, shall not affect any option previously granted under the Plan.

Federal Income Tax Consequences.  The following discussion of the federal income
-------------------------------
tax consequences of the Plan is intended to be a summary of applicable federal law. State and local tax consequences may differ. The Plan does not constitute a qualified retirement plan under Section 401(a) of the Code (which generally covers trusts forming part of a stock bonus, pension or profit-sharing plan funded by the employer and/or employee contributions which are designed to provide retirement benefits to participants under certain circumstances) and is not subject to the Employee Retirement Income Security Act of 1974 (the pension reform law which regulates most types of privately funded pension, profit sharing and other employee benefit plans). Because the federal income tax rules governing options and related payments are complex and subject to frequent change, Optionees are advised to consult their tax advisors prior to exercise of options or dispositions of stock acquired pursuant to option exercise.

     Generally, an Optionee is not taxed on the grant of a non-statutory option. On exercise of a non-statutory option, however, the Optionee generally recognizes ordinary income equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price. An Optionee will recognize gain or loss on the subsequent sale of shares acquired upon exercise of a non-statutory option in an amount equal to the difference between the sales price and the tax basis of the shares, which will include the price paid plus the amount included in the Optionee's taxable income by reason of the exercise of the non-statutory option. Provided the shares are held by the Optionee as a capital asset, any gain or loss on subsequent disposition of the shares is short-term or long-term capital gain or loss depending upon the length of time the shares have been held. The Company is generally entitled to an income tax deduction in the year of exercise in the amount recognized by the Optionee as ordinary income.

Recommendation and Required Approval.  The Board of Directors has unanimously
------------------------------------
approved the Plan. Stockholder approval of the Plan requires the affirmative vote of a majority of the shares of Common Stock present or represented and entitled to vote on this matter at the Annual Meeting. An abstention will be counted toward the tabulation of votes cast and will have the same effect as a vote against the proposal. A broker non-vote, however, will not be treated as a vote cast for or against approval of the proposal.

The Board of Directors unanimously recommends a vote "FOR" the approval of the 1999 Non-Employee Directors Stock Option Plan as set forth in Proposal No. 3.

                             CERTAIN TRANSACTIONS

     Mr. Dern provides legal services to the Company on a regular basis and receives customary fees for such services. In 1998, Mr. Dern's firm was paid approximately $121,000 for such services.

     Effective February 5, 1999, pursuant to the Settlement Agreement, Mr. Roman resigned as an officer, director, chairman of the board of directors, and employee of the Company and/or any subsidiary thereof. Pursuant to the Settlement Agreement, Film Roman California agreed to pay Mr. Roman $576,135 in 1999 and $50,000 in 2000. See "Employment Contracts - Mr. Roman."


            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's executive officers, directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater-than-ten percent stockholders are required by SEC regulations to furnish the Company with all Section 16(a) forms they file. Based solely on its review of the copies of the forms received by it and written representations from certain reporting persons that they have complied with the relevant filing requirements, the Company believes that, during the year ended December 31, 1998, all the Company's executive officers, directors and greater-than-ten percent stockholders complied with all Section 16(a) filing requirements, with the exception of Jon F. Vein and Gregory S. Arsenault, who filed late Form 4's with respect to the repricing of their stock options, and David B. Pritchard and the members of the Board of Directors who filed late Form 5 with respect to option grants.


                               OTHER INFORMATION

     The Board of Directors does not know of any matters to be presented at the Annual Meeting other than those mentioned in this Proxy Statement. If any other matters are properly brought before the Annual Meeting, it is intended that the proxies will be voted in accordance with the best judgment of the person or persons voting such proxies.


                             STOCKHOLDER PROPOSALS

     Any stockholder who intends to present a proposal at the next Annual Meeting of Stockholders, for inclusion in the Company's Proxy Statement and Proxy form relating to such Annual Meeting, must submit that proposal to the Company at its principal executive offices by January 4, 1999.


                            SOLICITATION OF PROXIES

     It is expected that the solicitation of proxies will be primarily by mail. The cost of solicitation by management will be borne by the Company. The Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable disbursements in forwarding solicitation material to those beneficial owners. Proxies may also be solicited by certain of the Company's directors and officers, without additional compensation, personally or by mail, telephone, telegram or otherwise for the purpose of soliciting such proxies.

                           ANNUAL REPORT ON FORM 10-K

          THE COMPANY'S ANNUAL REPORT ON FORM 10-K, WHICH HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 1998, WILL BE MADE AVAILABLE TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY'S CHIEF FINANCIAL OFFICER, 12020 CHANDLER BOULEVARD, SUITE 200, NORTH HOLLYWOOD, CALIFORNIA 91607, U.S.A.

                        ON BEHALF OF THE BOARD OF DIRECTORS


                              /s/ Dixon Q. Dern

                              Dixon Q. Dern
                              Secretary

North Hollywood, California 91607

May 17, 1999

                                    Annex A



                               SECOND AMENDMENT
                                      TO
                            1996 STOCK OPTION PLAN
                                      OF
                               FILM ROMAN, INC.


     WHEREAS, Film Roman, Inc., a Delaware corporation (hereinafter the "Company"), maintains the 1996 Stock Option Plan of the Company, effective as of September 9, 1996 and as amended on June 16, 1998 (hereinafter the "Stock Option Plan"); and

     WHEREAS, pursuant to Section 13.1 of the Stock Option Plan, the Board of Directors of the Company (hereinafter the "Board") may amend the Stock Option Plan from time to time;

     NOW THEREFORE, BE IT RESOLVED, that the Stock Option Plan be amended as follows, effective June 16, 1999.

     1.   Section 3 shall be amended and restated in its entirety as follows:

          The shares to be issued under the Plan shall consist of the Company's authorized but unissued Common Stock. Subject to adjustment as provided in Paragraph 12 hereof, the aggregate number of shares of Common Stock which may be issued upon exercise of all Options granted under the Plan shall not exceed 2,100,000 shares, of which no more than 325,000 shares may be issued or sold to non-employee directors. If any Option granted under the Plan shall expire or terminate for any reason, without having been exercised in full, the unpurchased shares of Common Stock subject to such Option shall again be available for new Options to be granted under the Plan.

     RESOLVED FURTHER, that this Second Amendment to the Stock Option Plan shall be presented to the stockholders of the Company for approval at the Annual Meeting to be held on June 16, 1999.

                                    Annex B

                               FILM ROMAN, INC.
                 1999 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN


1.   Purpose.
     -------

     This 1999 Non-Employee Directors Stock Option Plan (hereinafter, the "Plan") is intended to promote the interests of Film Roman, Inc., a Delaware corporation (the "Company"), by providing an inducement to obtain and retain the services of qualified persons who are not employees or officers of the Company to serve as members of its Board of Directors (the "Board").

2.   Available Shares.
     ----------------

     The total number of shares of Common Stock, $.01 par value per share, of the Company (the "Common Stock"), for which options may be granted under the Plan shall not exceed 100,000 shares, subject to adjustment in accordance with paragraph 10 of the Plan. Shares subject to the Plan are authorized but unissued shares or treasury shares. If any options granted under the Plan are surrendered before exercise, or lapse without exercise, in whole or in part, the shares reserved therefor shall continue to be available under the Plan.

3.   Administration.
     --------------

     The Plan shall be administered by the Board or by a committee appointed by the Board (the "Committee") comprised solely of two or more Non-Employee Directors (as defined in Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")). In the event the Board does not appoint a Committee, the Board shall have all power and authority to administer the Plan. In such event, the word "Committee" wherever used herein shall be deemed to mean the Board. The Committee shall, subject to the provisions of the Plan, have the power to construe the Plan, to determine all questions hereunder, and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable.

4.   Granting of Options.
     -------------------

     Upon the initial election or appointment to the Board of any person who is not then a current employee or officer of the Company (each such person an "Optionee"), the Committee shall grant to such Optionee, at the first meeting of the Committee following the date of such election or appointment and with an effective date of grant as of the date of the first meeting of the Board of Directors attended by the Optionee after the Optionee's appointment or election, a ten year option to purchase 25,000 shares of Common Stock. The Committee shall grant to each Optionee who is then serving on the Board, with an effective date of grant as of the date of each Annual Meeting of the Company's stockholders commencing at the Annual Meeting for the fiscal year ending December 31, 1999 (or any Special Meeting in lieu of an Annual Meeting), a ten year option to purchase 5,000 shares of Common Stock. The grants made pursuant to this Section 4, and any grants made pursuant to Section 10, shall constitute the only grants under the Plan permitted to be made to an Optionee, unless the Optionee is expressly made eligible for additional grants by a resolution of the Board.

5.   Option Price.
     ------------

     The purchase price of the stock covered by an option granted pursuant to this Plan (the "Exercise Price") shall be 100% of the fair market value of such shares on the day the option is granted. The option price will be subject to adjustment in accordance with the provisions of Section 10 below. For purposes of this Plan "fair market value" per share at any date shall mean (i) if the Common Stock is listed on an exchange or exchanges, or admitted for trading in a market system which provides last sale data under Rule 11Aa3-1 of the Exchange Act (a "Market System"), the last reported sales price per share on the last business day prior to such date on the principal exchange on which it is traded, or in such a Market System, as applicable, or if no sale was made on such day on such principal exchange or in such a Market System, as applicable, the last reported sales price per share on the most recent day prior to such date on which a sale was reported on such exchange or such Market System, as applicable; or (ii) if the Common Stock is not then traded on an exchange or in such a Market System, the average of the closing bid and asked prices per share for the Common Stock in the over-the-counter market as quoted on Nasdaq on the day prior to such date; or (iii) if the Common Stock is not listed on an exchange or quoted on Nasdaq, an amount determined in good faith by the Committee, whose determination shall be final and conclusive for purposes of the Plan and any agreement entered into pursuant to the Plan.

6.   Period of Option.
     ----------------

     Unless sooner terminated in accordance with the provisions of Section 8 below, an option granted hereunder shall expire on the date which is ten years after the date of grant of the option.

7.   Vesting of Shares, Legends and Non-transferability of Options.
     -------------------------------------------------------------

(a)  Vesting.
     -------

     Options granted under this Plan shall vest fully upon issuance.

(b)  Legend on Certificates.
     ----------------------

     The certificates representing such shares shall carry such appropriate legends and such written instructions shall be given to the Company's transfer agent as may be deemed necessary or advisable by counsel to the Company in order to comply with the requirements of the Securities Act of 1933, as amended, or any state securities laws.

(c)  Non-transferability.
     -------------------

     Any option granted pursuant to this Plan shall not be assignable or transferable other than by will or the laws of descent and distribution and shall be exercisable during the Optionee's lifetime only by him or her.

8.   Termination of Option Rights.
     ----------------------------

     (a) In the event an Optionee ceases to be a member of the Board for any reason other than death or permanent disability ("Permanent Disability"), as determined by the Committee in its sole discretion, any then unexercised portion of options granted to such Optionee may be exercised by the Optionee until the earlier of the scheduled expiration date of the option and 90 days after the date the Optionee ceased to be a member of the Board.

     (b) In the event that an Optionee ceases to be a member of the Board by reason of his or her death or Permanent Disability, all unexercised options shall be exercisable by the Optionee (or by the optionee's personal representative, heir or legatee, in the event of death) until the earlier of the scheduled expiration date of the option or one year after the death or disability of the Optionee.

     (c) Notwithstanding the provisions in this Section 8, the Committee may, in its sole discretion, establish different terms and conditions pertaining to the effect of a participant's ceasing to be a member of the Board.

9.   Exercise of Option.
     ------------------

     An option granted hereunder shall be exercisable in whole or in part by giving written notice to the Company at its principal office address, stating the number of shares with respect to which the option is being exercised, accompanied by payment in full for such shares. Payment may be (a) in United States dollars in cash or by check, (b) in whole or in part in shares of Common Stock of the Company already owned by the person or persons exercising the option or shares subject to the option being exercised (subject to such restrictions and guidelines as the Board may adopt from time to time), valued at fair market value determined in accordance with the provisions of Section 5 or
(c) consistent with applicable law and subject to the Committee's approval at its sole discretion, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of the option and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be at the participant's direction at the time of exercise. The Company's transfer agent shall, on behalf of the Company, prepare a certificate or certificates representing such shares acquired pursuant to exercise of the option, shall register the Optionee as the owner of such shares on the books of the Company and shall cause the fully executed certificate(s) representing such shares to be delivered to the Optionee as soon as practicable after payment of the option price in full. The holder of an option shall not have any rights of a stockholder with respect to the shares covered by the option except to the extent that one or more certificates for such shares shall be delivered to him or her upon the due exercise of the option.

10.  Adjustments Upon Changes in Capitalization and Other Matters.
     ------------------------------------------------------------

     Upon the occurrence of any of the following events, an Optionee's rights with respect to options granted to him or her hereunder shall be adjusted as hereinafter provided:

(a)  Stock Dividends.
     ---------------

     If there is any change in the number of outstanding shares of Common Stock through the declaration of stock dividends or through a recapitalization resulting in stock splits, or combinations or exchanges of the outstanding shares of Common Stock, (i) the number of shares covered by outstanding options issued pursuant to the Plan, and (ii) the Exercise Price of any option issued pursuant to the Plan in effect prior to such change, shall be proportionately adjusted by the Committee to reflect such event; provided, however, that any fractional shares resulting from the adjustment shall be eliminated.

(b)  Merger; Consolidation; Liquidation; Sale of Assets.
     --------------------------------------------------

     In the event the Company is merged into or consolidated with another corporation under circumstances where the Company is not the surviving corporation or if the Company is liquidated or sells or otherwise disposes of all or substantially all of its assets to another corporation (a "Liquidating Event") while unexercised options remain outstanding under this Plan, (i) subject to the provisions of clause (ii) below, after the effective date of such Liquidating Event each holder of an outstanding option, to the extent such option is vested, shall be entitled, upon exercise of such option, to receive in lieu of shares of Common Stock, shares of such stock or other securities as the holders of shares of Common Stock received pursuant to the terms of the Liquidating Event; or (ii) all outstanding options may be canceled by the Board as of the effective date of any such Liquidating Event, provided that notice of such cancellation shall be given to each holder of an option, and each such option shall immediately vest in full 30 days preceding the effective date of such Liquidating Event such that each such holder thereof shall have the right to exercise such option in full during such 30-day period preceding the effective date of the Liquidating Event.

(c)  Issuance of Securities.
     ----------------------

     Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

(d)  No Fractional Shares.
     --------------------

     No fractional shares shall actually be issued under the Plan. Any fractional shares which, but for this subparagraph (d), would have been issued to an Optionee pursuant to an option shall be eliminated without the Company's payment of any consideration to the Optionee.

(e)  Adjustments.
     -----------

     Upon the happening of any of the foregoing events, the class and aggregate number of shares set forth in Section 2 above that are subject to options which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect such events. The Committee shall determine the specific adjustments to be made under this Section 10 and its determination shall be conclusive.

11.  Restrictions on Issuance of Shares.
     ----------------------------------

     Notwithstanding the provisions of Sections 4 and 9 above, the Company shall have no obligation to deliver any certificate or certificates upon exercise of an option until one of the following conditions shall be satisfied: (i) the shares with respect to which the option has been exercised are at the time of the issue of such shares effectively registered under applicable federal and state securities laws as now in force or hereafter amended; or (ii) counsel for the Company shall have given an opinion that such shares are exempt from registration under federal and state securities laws as now in force or hereafter amended; and the Company has complied with all applicable laws and regulations with respect thereto, including without limitation all regulations required by any stock exchange upon which the Company's outstanding Common stock is then listed.

12.  Representation of Optionee.
     --------------------------

     If requested by the Company, the Optionee shall deliver to the Company written representations and warranties upon exercise of the option that are necessary to show compliance with federal and state securities laws, including representations and warranties to the effect that a purchase of shares under the option is made for investment and not with a view to their distribution (as that term is used in the Securities Act of 1933, as amended).

13.  Option Agreement.
     ----------------

     Each option granted under the provisions of this Plan shall be evidenced by an option agreement, which agreement shall be duly executed and delivered on behalf of the Company and by the Optionee to whom such option is granted. The option agreement shall contain such terms, provisions and conditions not inconsistent with this Plan as may be determined by the officer executing it.

14.  Term and Amendment of Plan.
     --------------------------

     This Plan was adopted by the Board effective as of February 26, 1999, and is subject to approval by the stockholders of the Company. Prior to the adoption of the Plan by the stockholders of the Company, no Optionee shall receive any option grant hereunder. The Plan will terminate, and no options shall be granted under the Plan, as of that date which is ten years from the date the Plan is adopted by the Board, provided the Board may at any earlier time terminate the Plan or make such modification or amendment thereof as it deems advisable; provided, further that the Board may not, without approval by the stockholders, (a) increase the maximum number of shares for which options may be granted under the Plan (except by adjustment pursuant to Section 10), (b) materially modify the requirements as to eligibility to participate in the Plan,
(c) materially increase benefits accruing to option holders under the Plan or
(d) amend the Plan in any manner which would cause the Plan to cease to comply with Exchange Act Rule 16b-3. Neither the Committee nor the Board shall, except as provided in Section 10, have the power to adjust or amend the exercise price of any options granted pursuant hereto, whether through amendment, cancellation or replacement grants, or any other means. Termination or any modification or amendment of the Plan shall not, without consent of a participant, affect his or her rights under an option previously granted to him or her.

15.  Compliance with Regulations.
     ---------------------------

     It is the Company's intent that this Plan comply in all respects with Exchange Act Rule 16b-3 and any applicable Securities and Exchange Commission interpretations thereof. If any provision of the Plan is deemed not to be in compliance with Exchange Act Rule 16b-3, such provision shall be null and void.

16.  Tax Withholding Obligations.
     ---------------------------

To the extent required by applicable federal, state, local or foreign law, an Optionee or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Common Stock or make any cash payment under the Plan until such obligations are satisfied.

PROXY CARD

                               FILM ROMAN, INC.

        12020 CHANDLER BOULEVARD, SUITE 200, NORTH HOLLYWOOD, CA 91607

                     PROXY SOLICITED BY BOARD OF DIRECTORS
             FOR THE ANNUAL MEETING OF STOCKHOLDERS--JUNE 16, 1999

     David Pritchard and Dixon Q. Dern (the "Proxy Holders"), or any of them, each with the power of substitution, hereby are authorized to represent the undersigned, with all powers which the undersigned would possess if personally present, to vote the shares of Film Roman, Inc. Common Stock of the undersigned at the Annual Meeting of Stockholders of Film Roman, Inc., (the "Company") to be held at the Sheraton Universal Hotel, 333 Universal Terrace Parkway, Universal City, California 91608, at 10:30 A.M., Pacific time, on Wednesday, June 16, 1999, and at any adjournments or postponements of that meeting upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other business that may properly come before the meeting.

     You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. PLEASE MARK, SIGN AND DATE THE REVERSE SIDE AND MAIL PROMPTLY IN THE ENCLOSED ENVELOPE.

                      Change of Address:




                         (If you have written in the above space, please mark the corresponding box on the reverse side of this card.) [See Reverse Side]

                               -------------------------------------------------

                               -------------------------------------------------

                               -------------------------------------------------



   Please mark, sign, date and return promptly using the enclosed envelope.








--------------------------------------------------------------------------------

[x] Please mark your votes as in this example.

1. To elect three directors to hold office until the Annual Meeting of Stockholders in the year 2002.

     To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.

          FOR           NOMINEE:
          [_]                Dixon Q. Dern
          [_]                Daniel D. Villanueva
          [_]                James M. McNamara


--------------------------------------------------------------------------------
[_] Please indicate if a change of address was given on the reverse side.

2. To approve the Second Amendment to the Company's 1996 Stock Option Plan, as amended.

            FOR         AGAINST       ABSTAIN

            [_]           [_]           [_]

3.   To approve the Company's 1999 Non-Employee Directors Stock Option Plan.

            FOR         AGAINST       ABSTAIN

            [_]           [_]           [_]


In their discretion, the Proxy Holders are authorized to vote upon such other matters as may properly come before the Annual Meeting of Stockholders and at any adjournments or postponements thereof. The Board of Directors at present knows of no other business to be presented by or on behalf of the Company or the Board of Directors at the Annual Meeting of Stockholders.

This Proxy Card will be voted as specified or, if no choice is specified, will be voted FOR the election of the named nominees for director, FOR the Second Amendment to the Company's 1996 Stock Option Plan, as amended and FOR approval of the Company's 1999 Non-Employee Directors Stock Option Plan. The Board of Directors recommends a vote FOR election of the nominees for director and FOR proposals 2 and 3.

As of the date hereof, the undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held June 16, 1999, the accompanying Proxy Statement and the accompanying Annual Report of the Company for the year ended December 31, 1998.

Signature(s): _______________________________ Date: ___________________

Signature(s): _______________________________ Date: ___________________

Note: Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.






--------------------------------------------------------------------------------

                                       2